UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

December 12, 2018

(Date of earliest event reported)

Cinedigm Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-31810	22-3720962
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

45 West 36th Street, 7th Floor, New York, New York	10018
(Address of principal executive offices)	(Zip Code)

212-206-8600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On December 12, 2018, Cinedigm Corp. (the “Company”) received a letter (the “Bid Price Notice”) from the Listing Qualifications staff (the “Staff”) of The Nasdaq Stock Market LLC (“Nasdaq”) indicating that, based upon the closing bid price of the Company’s Class A common stock, par value $0.001 per share (the “Common Stock”), for the last 30 consecutive business days, the Company no longer meets the requirement to maintain a minimum bid price of $1 per share, as set forth in Nasdaq Listing Rule 5450(a)(1).

Also on December 12, 2018, the Company received a letter (the “MVPHS Notice”) from the Staff indicating that, based on the market value of the Company’s publicly held shares (“MVPHS”) for the last 30 consecutive business days, the Company no longer meets the requirement to maintain a minimum MVPHS of $15,000,000, as set forth in Nasdaq Listing Rule 5450(b)(3)(C).

Neither the Bid Price Notice nor the MVPHS Notice results in the immediate delisting of the Common Stock from the Nasdaq Global Market.

The Company actively monitors the price of the Common Stock and will consider all available options to regain compliance with the continued listing standards, which may include implementing a reverse stock split. The Company has obtained approval of a reverse stock split of its Board of Directors and its stockholders through the written consent of the majority holder of the outstanding shares of Class A common stock. The Company may elect to address the deficiency by implementing a reverse stock split if the Board of Directors determines that is the proper course of action. No decision has been made at this time.

In accordance with Nasdaq Listing Rules 5810(c)(3)(A) and (D), the Company has been provided a period of 180 calendar days, or until June 10, 2019, in which to regain compliance with the deficiencies. In order to regain compliance with the minimum bid price requirement, the closing bid price of the Common Stock must be at least $1 per share for a minimum of ten consecutive business days during this 180-day period. In order to regain compliance with the minimum MVPHS requirement, the MVPHS must be at least $15,000,000 for a minimum of ten consecutive business days during this 180-day period. If the Company does not regain compliance with either requirement by June 10, 2019, the Company may be eligible for an additional 180 calendar day compliance period provided that it meets certain continued listing standards, and provides the Staff with written notice of its intention to cure the deficiency.

SIGNATURE

Pursuant to the requirements of Section 13 or 15 (d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: December 18, 2018

By:	/s/ Gary S. Loffredo
Name:	Gary S. Loffredo
Title:	President of Digital Cinema, General Counsel & Secretary

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